Exhibit (h)(2)(i)

FIRST AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Administration Servicing Agreement dated as of November 8, 2023 (the “Agreement”), is entered into by and between THEMES ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

●	Themes Junior Gold Miners ETF
●	Themes Silver Miners ETF
●	Themes Robotics & Automation ETF

WHEREAS, the parties desire to amend the Agreement to update Exhibit B to correct the following fees:

●	The SEC Modernization Requirements fees located in Appendix A of Exhibit B shall now read as follows:
■	$ 8,000 per year, Funds 1-9 Form N-PORT
■	$ 6,000 per year, Fund 10 and above Form N-PORT
■	$ 250 per year, per Fund - Form N-CEN

WHEREAS, Section 11(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

THEMES ETF TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jose C. Gonzalez Navarro	By:	/s/ Jason Hadler

Name:	Jose C. Gonzalez Navarro	Name:	Jason Hadler

Title:	Director	Title:	Sr. Vice President

Date:	03/09/2024	Date:	March 15, 2024

Exhibit A to the

Fund Administration Servicing Agreement
Separate Series of Themes ETF Trust

Name of Series

Themes US R&D Champions ETF
Themes Cloud Computing ETF

Themes Cybersecurity ETF
Themes Gold Miners ETF

Themes Future of Farming ETF

Themes Airlines ETF

Themes European Luxury ETF

Themes Natural Monopoly ETF

Themes US Cash Flow Champions ETF

Themes US Small Cap Cash Flow Champions ETF
Themes Generative Artificial Intelligence ETF
Themes Global Systemically Important Banks ETF
Themes Junior Gold Miners ETF

Themes Silver Miners ETF
Themes Robotics & Automation ETF

Exhibit B to the Fund Administration Servicing Agreement

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The fee charged by USBFS is the greater of the basis point fee or annual minimum for each Fund to in the Themes ETF Trust (the “Trust”)

Annual Minimum per Fund[1]	Basis Points on Trust AUM[1]
$ 40,000 for Funds 1-5	5 on the first $ 250 million
$ 35,000 for Funds 6-10	4 on the next $ 250 million
$ 30,000 for Funds 11+	3 on the next $2 billion
2 on the balance

See APPENDIX A for Services and Associated Fees in addition to the Base Fee

See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial three year period Adviser will be responsible for, the balance of the minimum fees for the remainder of the three-year period. Following the initial three-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive one-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a one-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such one-year period.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

All annual fees in this fee schedule (including appendices) are calculated pro rata and billed monthly

[1]	Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
[1]	Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Appendix A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)

■	$ 0.08 - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■	$ 0.50 - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporates, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■	$ 0.80 - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities Money Market Instruments, Foreign Corporates, Governments and Agency Bonds, and High Yield Bonds
■	$ 1.00 - Bank Loans
■	Intraday money market funds pricing, up to 3 times per day
■	$ 500 per Month Manual Security Pricing (>25 per day)

■	Derivative Instruments are generally charged at the following rates:
●	$ 0.90 - Interest Rate Swaps, Foreign Currency Swaps
●	$ 1.50 - Swaptions
●	$ 3.00 - Credit Default Swaps

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional swap set up fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services

Fee for ICE data used to monitor corporate actions

■	$ 2.00 per Foreign Equity Security per Month
■	$ 1.00 per Domestic Equity Security per Month
■	$ 2.00 per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

■	$ 1 per security per month

SEC Modernization Requirements

■	$ 8,000 per year, Funds 1-9 Form N-PORT
■	$ 6,000 per year, Fund 10 and above Form N-PORT
■	$ 250 per year, per Fund - Form N-CEN

Chief Compliance Officer Support Fee

■	$ 3,000 per trust for each U.S. Bank service selected (administration, accounting, transfer agent, custodian) - CCO support annual fee

Chief Compliance Officer Support Fee includes the following services:

■	Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Testing of Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC/ SSAE audits of business lines
■	Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
■	Quarterly CCO teleconferences and other periodic events and webinars
■	CCO forums held periodically throughout the year in major cities
■	Annual client conference which includes CCO roundtable discussions

NOTE: the CCO Support team does NOT serve as the Fund CCO

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Appendix B - Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client need and/or request)

Daily Compliance Services

■	$ 20,000 per fund per year - Base fee
■	$ 2,500 per fund group - Setup

Section 18 Daily Compliance Testing (for derivatives and leverage)

■	$ 1,500 set up fee per fund complex
■	$ 500 per fund per month

Controlled Foreign Corporation (CFC)

■	$ 15,000 plus U.S. Bank Fee Schedule

C-Corp Administrative Services

■	$ 15,000 plus 1940 Act C-Corp - U.S. Bank Fee Schedule
■	$ 25,000 plus 1933 Act C-Corp - U.S. Bank Fee Schedule

Ongoing Annual Regulatory Administration Services

Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:

■	$ 15,000 first fund
■	$ 5,000 each additional fund in the same statutory prospectus up to 5 funds
■	Fees will be negotiated for fund 6+

Section 15(c) Reporting

■	$ 2,000 per fund per standard reporting package*
■	Additional 15c reporting is subject to additional charges
■	Standard data source - Morningstar; additional charges will apply for other data services

*	Standard reporting packages for annual 15(c) meeting
●	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio classes on one report) OR Full 15(c) report
●	Performance reporting package: Peer Comparison Report

Equity & Fixed Income Attribution Reporting

■	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Rule 2a-5 Reporting (valuation reporting and support):

■	$2,000 perfund

Customized delivery of data:

■	TBD

Core Tax Services

M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services

The Base Fee includes the following core tax services: M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two). Additional services excluded from the Base Fee are:

■	$ 5,000 per year - Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■	$ 1,000 per additional estimate - Additional Capital Gain Dividend Estimates - (First two included in core services)
■	$ 1,500 per additional return - State tax returns - (First two included in core services)

Tax Reporting - C-Corporations

Federal Tax Returns

■	$ 25,000 - Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■	Prepare Federal and State extensions (If Applicable) - Included in the return fees
■	$ 2,000 Per estimate - Prepare provision estimates

State Tax Returns

■	$ 1,500 per state return - Prepare state income tax returns for funds and blocker entities
●	$ 2,000 per state return - Sign state income tax returns

Assist in filing state income tax returns - Included with preparation of returns

■	$ 1,000 per fund - State tax notice consultative support and resolution

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, Trust insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, reasonable expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and reasonable travel related costs.

Fees are calculated pro rata and billed monthly